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                                                                   EXHIBIT 10(t)




                               SECOND AMENDMENT TO
                           J. ALEXANDER'S CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997)


         WHEREAS, effective as of January 1, 1992, Volunteer Capital Corporation (which subsequently changed its name to J. Alexander's Corporation), a Tennessee corporation (the "Company"), established the Volunteer Capital Corporation Employee Stock Ownership Plan (the "Plan") to enable its eligible employees to share in the growth and prosperity of the Company; and

         WHEREAS, the name of the Plan was subsequently changed to be J. Alexander's Corporation Employee Stock Ownership Plan; and

         WHEREAS, the Company restated the Plan, effective January 1, 1997 (the "1997 Restatement"), and amended the 1997 Restatement to make changes required as a result of Federal tax legislation; and

         WHEREAS, the Company desires to amend the Plan to incorporate changes required by the final regulations promulgated under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, effective as of January 1, 2003, the Company hereby amends the 1997 Restatement of the Plan in the following respects:

         1. A new Section 2.1(v') is added, which shall read as follows:


                  (v') Distribution Calendar Year. Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to Section 6.1(e) and Section 401(a)(9) of the Code.

         2. A new Section 2.1(ii') is added which shall read as follows:


                  (ii') 401(a)(9) Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the "Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The 401(a)(9) Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.



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         3. A new Section 2.1(ww') is added, which shall read as follows:


                  (ww') Required Beginning Date. The date specified in Section 6.1(e) hereof for commencement of distributions to Participants during their lifetime.


         4. A new Section 2.1(ddd') is added which shall read as follows:


                  (ddd') Valuation Calendar Year. The calendar year immediately preceding the Distribution Calendar Year.

         5. Section 6.1(b) is amended to provide as follows:


                           (b) Death or Disability. Distribution shall occur no
                  later than the end of the 60-day period after the close of the Plan Year in which occurs a Participant's Disability Benefit Date or in which a Participant terminates employment with the Employer (or a Former Participant's employment with an Affiliated Company) by reason of his death. If the Participant dies before the date distributions begin, distribution of the Participant's Account balance must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.


         6. Section 6.1(e) is amended to provide as follows:


                  (e) Age 70 1/2. The requirements of this Section 6.1(e) are effective January 1, 2003, and shall take precedence over any inconsistent provisions of the Plan. The Required Beginning Date is the date distribution is required to commence pursuant to this paragraph and shall be applicable to all Participants during their lifetimes, subject to earlier commencement of distributions as may be otherwise required pursuant to Section 6.1(a), (b) or (c). Except for a 5-Percent Owner, distribution shall commence not later than the April 1 next following the later of the calendar year in which a Participant attains age 70 1/2 or the calendar year in which he retires. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer. A Participant who was receiving distributions pursuant to this Section 6.1(e) as of January 1, 1997, who has not retired and who is not a 5-Percent Owner shall continue to receive minimum distributions calculated as provided below in this Section 6.1(e) until such Participant retires; provided, however, that such a Participant who is not a 5-Percent Owner may elect to cease receiving such distributions until the April 1 next following the calendar year in which such Participant retires.


                           Distributions to a Participant who has attained age
                  70 1/2 and who is receiving minimum distributions pursuant to the immediately preceding paragraph shall be made in accordance with Treasury Regulations under Section 401(a)(9) of the Code (the "Treasury Regulations"). A Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to this



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                  Section 6.1(e) and Section 401(a)(9) of the Code. For
                  distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date and the last Distribution Calendar Year is the calendar year that includes the Participant's date of death. The required minimum distribution for such Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.


                           During the Participant's lifetime, the minimum amount
                  which must be distributed for each Distribution Calendar Year is the lesser of:


                                    (1) the quotient obtained by dividing the
                           Participant's 401(a)(9) Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or


                                    (2) if the Participant's sole designated
                           Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's 401(a)(9) Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

                  Upon death of the Participant after distributions have commenced pursuant to this Section 6.1(e), the remaining amount in the Participant's Account on the regular Valuation Date next preceding the date of the Participant's death (unless a different Valuation Date is designated pursuant to Section 6.1) shall be payable in a single lump-sum payment to the Beneficiary as designated pursuant to Section
         6.9. This amount must be distributed by December 31 of the calendar year immediately following the calendar year in which the death of the Participant occurred.


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         IN WITNESS WHEREOF, J. Alexander's Corporation has caused this Second
Amendment to the 1997 Restatement of the Plan to be executed this 30th day of December, 2003, effective as of January 1, 2003, by its duly authorized officers.


                                          J. ALEXANDER'S CORPORATION


                                          By /s/ Mark A. Parkey
                                             -----------------------------------
                                          Title: Vice President and Controller
                                                --------------------------------

ATTEST:

/s/ Janice Jackson
---------------------------





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